SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2008 (September 12, 2008)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2008, Tri-S Security Corporation (the “Company”) and its subsidiaries (collectively, “Borrower”), on the one hand, and LSQ Funding Group, L.C. (“LSQ”) and BRE LLC (“BRE” and, together with LSQ, “Lender”), on the other hand, entered into an amendment (the “Amendment”) to the Company’s credit facility which (i) reduces the monthly overadvance fee payable by Borrower on the highest daily overadvance from 2.25% to (a) 1.25% for the period from September 1, 2008 through December 31, 2008 and (b) 1.75% thereafter; and (ii) extends the maturity date of the $2.5 million term loan provided under the credit facility from March 28, 2009 to March 28, 2010. Pursuant to the Amendment, on September 12, 2008, the Company issued to BRE a four-year warrant to purchase 125,000 shares of the Company’s common stock at an exercise price of $1.27 per share (the “Warrant”).

Item 3.02	Unregistered Sale of Equity Securities.

The Warrant was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), upon the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder (“Regulation D”). The Company based such reliance upon representations made by BRE regarding its investment interest, sophistication and status as an “accredited investor,” as defined in Rule 501 of Regulation D, among other things.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Nicolas V. Chater
Nicolas V. Chater, Chief Financial Officer

Dated: September 18, 2008